Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2012

Company Name	Domicile or State of Incorporation
Acme Brick Company	Delaware
Acme Building Brands, Inc.	Delaware
Albecca Inc.	Georgia
Anderson Hardwood Floors, LLC	Georgia
Applied Underwriters, Inc.	Nebraska
Ben Bridge Corporation	Washington
Ben Bridge Jeweler, Inc.	Washington
Benjamin Moore & Co.	New Jersey
Benjamin Moore & Co., Limited	Canada
Berkshire Hathaway Assurance Corporation	New York
Berkshire Hathaway Credit Corporation	Nebraska
Berkshire Hathaway Finance Corporation	Delaware
Berkshire Hathaway Homestate Insurance Company	Nebraska
Berkshire Hathaway International Insurance Limited (UK)	United Kingdom
Berkshire Hathaway Life Insurance Company of Nebraska	Nebraska
BH Media Group, Inc.	Delaware
BHSF, Inc.	Delaware
BH Finance LLC	Nebraska
BH Shoe Holdings, Inc.	Delaware
BNSF Railway Company	Delaware
Boat America Corporation	Virginia
Borsheim Jewelry Company, Inc.	Nebraska
Brooks Sports, Inc.	Washington
The Buffalo News, Inc.	Delaware
Burlington Northern Santa Fe, LLC	Delaware
Bushwick Metals LLC	Delaware
Business Wire, Inc.	Delaware
California Insurance Company	California
Campbell Hausfeld/Scott Fetzer Company	Delaware
CE Electric UK Holdings	United Kingdom
Central States Indemnity Co. of Omaha	Nebraska
Central States of Omaha Companies, Inc.	Nebraska
Cerro Flow Products LLC	Delaware
Cerro Wire LLC	Delaware
Clal U.S. Holdings	Delaware
Clayton Homes, Inc.	Delaware
CMH Homes, Inc.	Tennessee
CMH Manufacturing, Inc.	Tennessee
CMH Parks, Inc.	Tennessee
Columbia Insurance Company	Nebraska
CORT Business Services Corporation	Delaware
CTB International Corp. (“CTBI”)	Indiana
Cypress Insurance Company	California
Delta Wholesale Liquors, Inc.	Tennessee
Ecowater Systems LLC	Delaware
Empire Distributors, Inc.	Georgia
Empire Distributors of North Carolina, Inc.	Georgia
EXSIF Worldwide, Inc.	Delaware
Faraday Reinsurance Co. Limited	United Kingdom
Faraday Underwriting Limited	United Kingdom
The Fechheimer Brothers Company	Delaware

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2012

Company Name	Domicile or State of Incorporation
FlightSafety International Inc.	New York
FlightSafety Services Corporation	Delaware
Forest River, Inc.	Indiana
Freo Group Pty Ltd	Australia
Fruit of the Loom, Inc.	Delaware
Garan, Incorporated	Virginia
GEICO Advantage Insurance Company	Nebraska
GEICO Casualty Company	Maryland
GEICO Choice Insurance Company	Nebraska
GEICO Corporation	Delaware
GEICO General Insurance Company	Maryland
GEICO Indemnity Company	Maryland
GEICO Secure Insurance Company	Nebraska
GRD Holdings Corporation	Delaware
Gen Re Intermediaries Corporation	New York
General Re Life Corporation	Connecticut
General Re Corporation	Delaware
General Re Financial Products Corporation	Delaware
General Reinsurance Corporation	Delaware
General Star Indemnity Company	Delaware
General Star National Insurance Company	Delaware
General Reinsurance AG	Germany
General Reinsurance Africa Ltd.	South Africa
General Reinsurance Australia Ltd.	Australia
General Reinsurance Life Australia Ltd.	Australia
Genesis Insurance Company	Connecticut
Global Cranes Pty Ltd	Australia
Government Employees Insurance Company	Maryland
GUARD Insurance Group, Inc.	Delaware
Helzberg’s Diamond Shops, Inc.	Missouri
H. H. Brown Shoe Company, Inc.	Delaware
Homemakers Plaza, Inc.	Iowa
HomeServices of America, Inc.	Delaware
Horizon Wine & Spirits – Nashville, Inc.	Tennessee
Horizon Wine & Spirits – Chattanooga, Inc.	Tennessee
International Dairy Queen, Inc.	Delaware
IMC International Metalworking Companies B.V.	Netherlands
IMC (Germany) Holdings GmbH	Germany
Ingersoll Cutting Tool Company	Delaware
Ingersoll Werkzeuge GmbH	Germany
Iscar Ltd.	Israel
Johns Manville	Delaware
Johns Manville Corporation	Delaware
Johns Manville Slovakia, a.s.	Slovakia
Jordan’s Furniture, Inc.	Massachusetts
Justin Brands, Inc.	Delaware
Justin Industries, Inc.	Texas
Kahn Ventures, Inc.	Georgia
The Kansas Bankers Surety Company	Kansas

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2012

Company Name	Domicile or State of Incorporation
Kern River Gas Transmission Company	Texas
KR Holding, LLC	Delaware
L.A. Darling Company LLC	Delaware
Larson-Juhl US LLC	Georgia
Lipotec, S.A.	Spain
Lubrizol Advanced Materials Europe BVBA	Belgium
Lubrizol Advanced Materials International, Inc.	Delaware
Lubrizol Advanced Materials, Inc.	Delaware
The Lubrizol Corporation	Ohio
Lubrizol France SAS	France
Lubrizol (Gibraltar) Limited	Gibraltar
Lubrizol (Gibraltar) Limited Luxembourg SCS	Luxembourg
Lubrizol (Gibraltar) Minority Limited	Gibraltar
Lubrizol Holdings France SAS	France
Lubrizol International, Inc.	Cayman Islands
Lubrizol Luxembourg S.a.r.l.	Luxembourg
Lubrizol Overseas Trading Corporation	Delaware
Marmon Holdings, Inc.	Delaware
Marmon/Keystone LLC	Delaware
Marquis Jet Holdings, Inc.	Delaware
Marquis Jet Partners, Inc.	Delaware
McLane Company, Inc.	Texas
McLane Foodservice, Inc.	Texas
Meadowbrook Meat Company, Inc.	North Carolina
The Medical Protective Company	Indiana
Medical Protective Corporation	Indiana
Meyn Holding B.V.	Netherlands
Meyn Food Processing Technology B.V.	Netherlands
MHC Inc.	Iowa
MidAmerican Energy Company	Iowa
MidAmerican Energy Holdings Company	Iowa
MidAmerican Funding, LLC	Iowa
MiTek Industries, Inc.	Delaware
Mount Vernon Fire Insurance Company	Pennsylvania
National Fire & Marine Insurance Company	Nebraska
National Indemnity Company	Nebraska
National Indemnity Company of the South	Florida
National Indemnity Company of Mid-America	Iowa
National Liability & Fire Insurance Company	Connecticut
Nebraska Furniture Mart, Inc.	Nebraska
Nederlandse Reassurantie Groep NV	Netherlands
NetJets Inc.	Delaware
NFM of Kansas, Inc.	Kansas
NNGC Acquisition, LLC	Delaware
Northern Electric plc.	United Kingdom
Northern Natural Gas Company	Delaware
Northern Powergrid (Northeast) Limited	United Kingdom
Northern Powergrid (Yorkshire) plc.	United Kingdom
Northern Powergrid Holdings Company	United Kingdom
Northern Powergrid Limited	United Kingdom
Oak River Insurance Company	Nebraska

Reg. S-K

Item 601

Exhibit 21

BERKSHIRE HATHAWAY INC.

Subsidiaries of Registrant (1)

December 31, 2012

Company Name	Domicile or State of Incorporation
Omaha World-Herald Company	Delaware
OTC Worldwide Holdings, Inc.	Delaware
Oriental Trading Company, Inc.	Delaware
PacifiCorp	Oregon
Princeton Insurance Company	New Jersey
The Pampered Chef, Ltd.	Illinois
PPW Holdings LLC	Delaware
Precision Steel Warehouse, Inc.	Illinois
Railsplitter Holdings Corporation	Delaware
R.C. Willey Home Furnishings	Utah
Redwood Fire and Casualty Insurance Company	Nebraska
Richline Group, Inc.	Delaware
RSCC Wire & Cable LLC	Delaware
Russell Brands, LLC	Delaware
Sager Electrical Supply Co. Inc.	Massachusetts
Schuller GmbH	Germany
Scott Fetzer Company	Delaware
Scott Fetzer Financial Group, Inc.	Delaware
See’s Candies, Inc.	California
See’s Candy Shops, Inc.	California
Shaw Contract Flooring Services, Inc.	Georgia
Shaw Industries Group, Inc.	Georgia
Söfft Shoe Company, LLC	Delaware
Star Furniture Company	Texas
Sterling Crane LLC	Delaware
TaeguTec Ltd.	Korea
TTI, Inc.	Delaware
Tungaloy Corporation	Japan
Unarco Industries LLC	Delaware
Union Tank Car Company	Delaware
Union Underwear Company, Inc.	Delaware
United States Liability Insurance Company	Pennsylvania
U.S. Investment Corporation	Pennsylvania
U.S. Underwriters Insurance Company	North Dakota
Vanderbilt Mortgage and Finance, Inc.	Tennessee
Vanity Fair Brands, LP	Delaware
Webb Wheel Products, Inc.	Delaware
Wells Lamont LLC	Delaware
Wesco-Financial Insurance Company	Nebraska
World Book/Scott Fetzer Company, Inc.	Nebraska
XTRA Corporation	Delaware
XTRA Finance Corporation	Delaware
XTRA Lease LLC	Delaware
XTRA LLC	Maine
Yorkshire Electricity Group plc.	United Kingdom
Yorkshire Power Group Limited	United Kingdom

(1)	Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.